================================================================================

                                 LOAN AGREEMENT



                                     BETWEEN



                                  CYNET, INC.,

                                 AS THE BORROWER


                                       AND


                          COMPAQ COMPUTER CORPORATION,

                                  AS THE LENDER



                          DATED AS OF DECEMBER 28, 2000

================================================================================

                                TABLE OF CONTENTS

                                                                            PAGE
Article I - DEFINITIONS........................................................1
     SECTION 1.1.  Definitions.................................................1
     SECTION 1.2.  Other Definitional Provisions...............................7
Article II - AMOUNT AND TERMS OF THE LOAN......................................7
     SECTION 2.1.  The Loan....................................................7
     SECTION 2.2.  Evidence of Debt............................................8
     SECTION 2.3.  Optional Prepayment.........................................8
     SECTION 2.4.  Payments....................................................8
     SECTION 2.5.  Interest Rate...............................................9
     SECTION 2.6.  Computation of Interest.....................................9
     SECTION 2.7.  Application of Payments.....................................9
     SECTION 2.8.  Single Loan.................................................9
     SECTION 2.9.  Taxes.......................................................9
Article III - REPRESENTATIONS AND WARRANTIES..................................10
     SECTION 3.1.  Financial Information......................................10
     SECTION 3.2.  No Change..................................................10
     SECTION 3.3.  Existence; Compliance with Law.............................10
     SECTION 3.4.  Subsidiaries...............................................11
     SECTION 3.5.  Power; Authorization; Enforceable Obligations..............11
     SECTION 3.6.  Full Disclosure............................................11
     SECTION 3.7.  Other Ventures.............................................12
     SECTION 3.8.  No Legal Bar...............................................12
     SECTION 3.9.  No Material Litigation.....................................12
     SECTION 3.10. No Default.................................................12
     SECTION 3.11. Ownership of Property; Liens...............................12
     SECTION 3.12. Intellectual Property......................................12
     SECTION 3.13. No Burdensome Restrictions.................................13
     SECTION 3.14. Taxes......................................................13
     SECTION 3.15. Federal Regulations........................................13


                                       i

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                            PAGE

     SECTION 3.16. ERISA......................................................14
     SECTION 3.17. Labor Matters..............................................14
     SECTION 3.18. Investment Company Act, Other Regulations..................14
     SECTION 3.19. Ownership of Borrower......................................14
     SECTION 3.20. Environmental Matters......................................15
     SECTION 3.21. Insurance..................................................16
     SECTION 3.22. Material Agreements........................................16
     SECTION 3.23. Security Interests.........................................16
     SECTION 3.24. Solvency...................................................16
Article IV - CONDITIONS PRECEDENT.............................................17
     SECTION 4.1.  Conditions to the Initial Advance..........................17
         (a)  Loan Documents..................................................17
         (b)  Related Agreements..............................................17
         (c)  Warrant.........................................................17
         (d)  Organizational Documents........................................17
         (e)  Proceedings of the Borrower.....................................17
         (f)  Incumbency Certificates.........................................17
         (g)  Third-Party Consents............................................18
         (h)  Actions to Perfect Liens........................................18
         (i)  No Default......................................................18
         (j)  No Injunction...................................................18
         (k)  Notice of Borrowing.............................................18
         (l)  Absence of Certain Changes......................................18
         (m)  Fees............................................................18
         (n)  Legal Opinion...................................................19
         (o)  Solvency Certificate............................................19
         (p)  Lien Searches...................................................19
         (q)  Insurance.......................................................19
         (r)  Good Standing...................................................19


                                       ii

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                            PAGE

         (s)  Representations and Warranties..................................19
         (t)  Approvals.......................................................19
         (u)  Due Diligence...................................................19
         (v)  Additional Matters..............................................20
     SECTION 4.2.  Conditions to the Second Advance...........................20
         (a)  Representations and Warranties..................................20
         (b)  No Default......................................................20
         (c)  Absence of Certain Changes......................................20
         (d)  No Injunction...................................................20
         (e)  Notice of Borrowing.............................................20
         (f)  Confirmatory Diligence..........................................20
         (g)  Issuance of Press Release.......................................21
         (h)  Commitment......................................................21
         (i)  Delivery of Note................................................21
         (j)  Fees............................................................21
         (k)  Additional Matters..............................................21
Article V - AFFIRMATIVE COVENANTS.............................................21
     SECTION 5.1.  Delivery of Financial Information..........................21
     SECTION 5.2.  Conduct of Business and Maintenance of Existence...........22
     SECTION 5.3.  Maintenance of Property; Insurance.........................22
     SECTION 5.4.  Inspection of Property; Books and Records; Discussions.....22
     SECTION 5.5.  Notices....................................................22
     SECTION 5.6.  Environmental Laws.........................................23
     SECTION 5.7.  Lender's Fees..............................................23
     SECTION 5.8.  Further Assurances.........................................23
Article VI - NEGATIVE COVENANTS...............................................23
     SECTION 6.1.  Limitation on Indebtedness.................................23


                                      iii

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                            PAGE

     SECTION 6.2.  Limitation on Liens........................................23
     SECTION 6.3.  Limitation on Guarantee Obligations........................24
     SECTION 6.4.  Limitation on Fundamental Changes..........................24
     SECTION 6.5.  Limitation on Sale of Assets...............................24
     SECTION 6.6.  Limitation on Restricted Payments..........................24
     SECTION 6.7.  Limitation on Investments, Loans and Advances..............24
     SECTION 6.8.  Limitation on Cancellation of Indebtedness.................25
     SECTION 6.9.  Limitation on Transactions with Affiliates.................25
     SECTION 6.10. Limitation on Sales and Leasebacks.........................25
     SECTION 6.11. Limitation on Negative Pledge Clauses......................25
     SECTION 6.12. Limitation on Changes to Capital Structure.................25
     SECTION 6.13. Limitation on Events of Default............................25
     SECTION 6.14. Limitation on Lines of Business............................25
Article VII - EVENTS OF DEFAULT...............................................26
     SECTION 7.1.  Events of Default..........................................26
     SECTION 7.2.  Remedies...................................................28
     SECTION 7.3.  Rights Not Exclusive.......................................28
Article VIII - MISCELLANEOUS..................................................28
     SECTION 8.1.  Complete Agreement; Modification of Agreement..............28
     SECTION 8.2.  Notices....................................................29
     SECTION 8.3.  No Waiver; Cumulative Remedies.............................30
     SECTION 8.4.  Survival...................................................30
     SECTION 8.5.  Payment of Expenses and Taxes; Indemnification.............30
     SECTION 8.6.  Adjustments; Set-off.......................................32
     SECTION 8.7.  Counterparts...............................................32
     SECTION 8.8.  Severability...............................................32
     SECTION 8.9.  GOVERNING LAW..............................................32
     SECTION 8.10. Submission To Jurisdiction; Waivers........................32
     SECTION 8.11. Acknowledgments............................................33


                                       iv

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                            PAGE

     SECTION 8.12. WAIVERS OF JURY TRIAL......................................33
     SECTION 8.13. Conflict of Terms..........................................34
     SECTION 8.14. Section Titles.............................................34
     SECTION 8.15. Parties....................................................34
     SECTION 8.16. Authorized Signature.......................................34
     SECTION 8.17. Usury Savings Clause.......................................34

                             EXHIBITS AND SCHEDULES

EXHIBIT A         Form of Warrant
EXHIBIT B         Form of Notice of Borrowing
EXHIBIT C         Form of Promissory Note
EXHIBIT D         Form of Legal Opinion
SCHEDULE 3.4      Subsidiaries
SCHEDULE 3.9      Material Litigation
SCHEDULE 3.12     Intellectual Property
SCHEDULE 3.19     Capital Stock of Borrower
SCHEDULE 3.22     Material Agreements
SCHEDULE 8.16     Authorized Signature

         This LOAN AGREEMENT, dated as of December 28, 2000 (this
"AGREEMENT"), is between CYNET, Inc., a Texas corporation (the "BORROWER"), and Compaq Computer Corporation, a Delaware corporation (the "LENDER").

                              W I T N E S S E T H:

         WHEREAS, upon the terms and subject to the conditions set forth herein and in the other Loan Documents, Lender has agreed to extend to Borrower a $750,000 term loan;

         NOW, THEREFORE, in consideration of the mutual agreements contained herein and subject to the satisfaction of the conditions set forth herein, the parties hereto hereby agree as follows:

                             Article I - DEFINITIONS

         SECTION 1.1. DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:

         "AFFILIATE" means as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

         "AGREEMENT" means this Loan Agreement, as amended, supplemented or otherwise modified from time to time.

         "ASSET PURCHASE AGREEMENT" means that certain Asset Purchase Agreement, dated as of December 15, 2000, by and between the Borrower and I-Media Group, Inc., entered into in connection with the sale by the Borrower of certain assets related to its fax broadcasting operations.

         "ASSET SALE" means any sale, lease, sale-leaseback, assignment or other disposition by the Borrower of any of its property or assets, including any of the Capital Stock of the Borrower.

         "ASSIGNEE LENDER" means any holder of any of the Notes other than Lender.

         "BANKRUPTCY CODE" has the meaning assigned to such term in SECTION 7.1(h).

         "BUSINESS" has the meaning assigned to such term in SECTION 3.20(b).

         "BUSINESS DAY" means a day other than a Saturday, Sunday or other day on which commercial banks in Houston, Texas are authorized or required by law to close.

         "CAPITAL STOCK" means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, options or other rights to purchase any of the foregoing.

         "CASH EQUIVALENTS" means (a) marketable direct obligations issued or unconditionally guaranteed by the United States of America of any agency thereof maturing within one year from the date of the acquisition thereof, (b) commercial paper maturing no more than one year from the date of creation thereof and at the time of their acquisition having the highest rating obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc., and (iii) certificates of deposit, maturing no more than one year from the date of creation thereof, issued by commercial banks incorporated under the laws of the United States of America, each having combined capital, surplus and undivided profits of not less than $500,000,000 and having a rating of "A" or better by a nationally recognized rating agency.

         "CHANGE OF CONTROL" shall be deemed to have occurred at such time as a "person" or "group" (within the meaning of Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended) acquires record or beneficial interest in more than 20% of the then outstanding voting securities of the Borrower (including, for purposes hereof, any securities that are convertible into or exchangeable, with or without payment of additional consideration in cash or property, for such voting securities, either immediately or upon the occurrence of a specified date or a specified event), either in a single transaction or a series of transactions.

         "CLOSING DATE" means the date on which the conditions precedent set forth in SECTION 4.1 shall be satisfied and the Initial Advance of the Loan shall be made.

         "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

         "COLLATERAL" has the meaning assigned to such term in the Security Agreement.

         "COMMONLY CONTROLLED ENTITY" means an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under Section 414 of the Code.

         "CONTRACTUAL OBLIGATION" means as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

         "DEFAULT" means any of the events specified in SECTION 7.1, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

         "DEFAULT RATE" has the meaning assigned to such term in SECTION 2.5(c).

         "DOLLARS" and "$" mean dollars in lawful currency of the United States of America.

         "ENVIRONMENTAL LAWS" mean any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as are now or may at any time hereafter be in effect.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

         "EVENT OF DEFAULT" means any of the events specified in SECTION 7.1, PROVIDED that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

         "FAIR LABOR STANDARDS ACT" means the Fair Labor Standards Act of 1938, as amended from time to time.

         "FINANCIAL STATEMENTS" means the consolidated balance sheet of any Person and its consolidated Subsidiaries and their related income and retained earnings and cash flow statements for the period then ended.

         "FINANCING LEASE" means any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

         "GAAP" means generally accepted accounting principles in the United States of America in effect from time to time.

         "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "GUARANTEE OBLIGATION" means, as to any Person (the "GUARANTEEING PERSON"), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counter indemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "PRIMARY OBLIGATIONS") of any other third Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, PROVIDED, HOWEVER, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business.

         "HIGHEST LAWFUL RATE" has the meaning assigned to such term in SECTION 8.17.

         "INDEBTEDNESS" means, of any Person at any date, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (c) all obligations of such Person under Financing Leases, (d) all obligations of such Person in respect of acceptances issued or created for the account of such Person and (e) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof.

         "INDEMNIFIED LIABILITIES" has the meaning assigned to such term in
SECTION 8.5(a).

         "INDEMNIFIED PARTY" has the meaning assigned to such term in SECTION 8.5(a).

         "INITIAL ADVANCE" means the initial advance of funds, in an aggregate principal amount of $ 355,000, on the Closing Date pursuant to the Loan and upon fulfillment of the conditions set forth in SECTION 4.1.

         "INTELLECTUAL PROPERTY" has the meaning assigned to such term in
SECTION 3.12.

         "INTEREST RATE" has the meaning assigned to such term in SECTION 2.5.

         "LIEN" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Financing Lease having substantially the same economic effect as any of the foregoing).

         "LOAN" has the meaning assigned to such term in SECTION 2.1.

         "LOAN DOCUMENTS" means this Agreement, each of the Notes, the Security Agreement and all other security documents, including, without limitation, the Warrant, hereafter delivered to the Lender or any Assignee Lender granting a Lien on any asset or assets of any Person to secure the Obligations of the Borrower hereunder and under any of the other Loan Documents or to secure any guarantee of any such Obligations.

         "LOAN PARTY" means the Borrower and each Subsidiary of the Borrower.

         "MATERIAL ADVERSE EFFECT" means a material adverse effect on (a) the business, assets, property, condition (financial or otherwise), results of operations or prospects of the Borrower, (b) the legality, validity or enforceability of this Agreement or any of the other Loan Documents, (c) perfection or priority of the Liens granted pursuant to any Loan Document, (d) the ability of the Borrower to repay the Obligations or (e) the rights or remedies of the Lender hereunder or under any other Loan Document.

         "MATERIALS OF ENVIRONMENTAL CONCERN" means any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law.

         "MATURITY DATE" means the date that is the earliest of: (i) February 7, 2001, (ii) the date of a Change of Control and (iii) the initial date upon which the Borrower receives any amount of proceeds from its sale of its fax broadcasting operations under the Asset Purchase Agreement.

         "MULTI-EMPLOYER PLAN" means a Plan which is a multi-employer plan as defined in Section 4001(a)(3) of ERISA.

         "NET PROCEEDS" means the aggregate cash proceeds received by the Borrower in respect of any issuance of Capital Stock after the Closing Date; any Asset Sale; or any cash payments received in respect of promissory notes delivered to the Borrower in respect of an Asset Sale; in each case net of (without duplication) (A) the reasonable expenses (including legal fees and brokers' and underwriters' commissions, lenders fees or credit enhancement fees, in any case, paid to third parties or, to the extent expressly permitted hereby, Affiliates) actually incurred and paid by Borrower in effecting such issuance or sale and (B) any taxes directly attributable to such sale and actually paid or payable by the Borrower.

         "NOTES" has the meaning assigned to such term in SECTION 2.2.

         "NOTICE OF BORROWING" has the meaning assigned to such term in SECTION 2.1(b).

         "OBLIGATIONS" means the collective reference to the unpaid principal of and interest on the Loan and any and all other indebtedness, obligations and liabilities of the Borrower and its Subsidiaries to the Lender (including, without limitation, interest accruing at the then applicable rate provided in this Agreement after the maturity of the Loan), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with this Agreement, the Notes or the other Loan Documents or any other document made, delivered or given in connection herewith or therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Lender that are required to be paid by the Borrower pursuant to the terms of this Agreement, the Notes or any other Loan Documents).

         "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

         "PERMITTED LIENS" means Liens expressly permitted under SECTION 6.2.

         "PERSON" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

         "PLAN" means, at a particular time, any employee benefit plan which is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

         "PROPERTIES" has the meaning assigned to such term in SECTION 3.20(A).

         "REGULATION G" means Regulation G of the Board of Governors of the Federal Reserve System as in effect from time to time.

         "REGULATION U" means Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

         "REPORTABLE EVENT" means any of the events set forth in Section 4043(b) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .13, .14, .16, .18, .19 or .20 of PBGC Reg. Section 2615.

         "REQUIREMENT OF LAW" means, as to any Person, the certificate of incorporation, by-laws, articles of organization, operating agreement, limited partnership agreement, or other organizational, constituent or governing documents of such Person, and any law, statute, code, ordinance, treaty, rule or regulation of any federal, state or other Governmental Authority, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

         "RESTRICTED PAYMENT" means (i) the declaration of any dividend or the incurrence of any liability to make any other payment or distribution of cash or other property or assets in respect of the Borrower's Capital Stock, (ii) any payment on account of the purchase, redemption or other retirement of Borrower's Capital Stock or any other payment or distribution made in respect thereof, either directly or indirectly, or (iii) any payment by the Borrower or any of its Subsidiaries other than: (A) payments on the principal and accrued interest of the Loan (whether scheduled, optional or mandatory), (B) any fees or other amounts payable hereunder and/or (C) payments made in the ordinary course of the Borrower's Business.

         "SECOND ADVANCE" means the advance of funds, in an aggregate principal amount of $395,000, after the Closing Date upon the fulfillment of the conditions set forth in SECTION 4.2, pursuant to and in fulfillment of the Lender's obligation to lend funds to the Borrower pursuant to SECTION 2.1.

         "SECURITY AGREEMENT" means that certain Security Agreement, dated as of even date herewith, made by Borrower in favor of the Lender.

         "SINGLE EMPLOYER PLAN" means any Plan which is covered by Title IV of ERISA, but which is not a Multi-employer Plan.

         "SUBSIDIARY" means, as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

         "TERMINATION DATE" means the earlier of (a) the Maturity Date and (b) the date on which the Loan becomes due and payable pursuant to SECTION 7.2.

         "TRADEMARK" means (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and the goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and (b) all renewals thereof.

         "UCC" means, at any time, the Uniform Commercial Code in effect in the State of Texas at such time.

         "U.S. TAXES" has the meaning assigned to such term in SECTION 2.9.

         "WARRANT" means that certain warrant, to be delivered in connection herewith by the Borrower to the Lender on the Closing Date, giving the Lender or any holder thereof the right to purchase 750,000 shares of Class A Common Stock, no par value, of the Borrower subject to the terms and conditions thereof, which such warrant shall be substantially in the form of EXHIBIT A hereto.

         SECTION 1.2. OTHER DEFINITIONAL PROVISIONS.

                  (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in any Note or any certificate or other document made or delivered pursuant hereto.

                  (b) As used herein and in the Note, and any certificate or other document made or delivered pursuant hereto, accounting terms relating to the Borrower and its Subsidiaries not defined in SECTION 1.1 and accounting terms partly defined in SECTION 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

                  (c) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

                  (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                    Article II - AMOUNT AND TERMS OF THE LOAN

         SECTION 2.1. THE LOAN.

                  (a) On the terms and subject to the conditions contained in this Agreement, the Lender agrees to lend the Borrower an aggregate principal amount of $750,000 (the "LOAN"). The Loan shall be effected under the terms and subject to the conditions of this Agreement in two separate advances: (i) the Initial Advance and (ii) the Second Advance. Amounts prepaid or repaid to the Lender pursuant to this ARTICLE II may not be reborrowed under this SECTION 2.1.

                  (b) Each advance under the Loan (other than the Initial Advance) shall be made on written notice, given by the Borrower to the Lender not later than 12:00 noon (Houston, Texas time) one Business Day prior to the date for which such advance is requested. Such notice (the "NOTICE OF BORROWING") shall be substantially in the form of EXHIBIT B hereof. The Notice of Borrowing, once given, shall be irrevocable and binding on the Borrower.

                  (c) Upon fulfillment of the applicable conditions set forth in SECTIONS 4.1 or 4.2, as the case may be, the Lender will make the Initial Advance or the Second Advance available to the Borrower on the date requested therefor by the Borrower.

         SECTION 2.2. EVIDENCE OF DEBT. On the Closing Date, the Borrower shall execute and deliver a promissory note, substantially in the form of EXHIBIT C, for the principal amount of the Initial Advance provided by the Lender on that date payable to the Lender to evidence the indebtedness owing to such Lender by the Borrower hereunder resulting from the funding of the Initial Advance. On the date of the Second Advance, the Borrower shall execute and deliver a promissory note, substantially in the form of EXHIBIT C, for the principal amount of the Second Advance provided by the Lender on that date payable to the Lender to evidence the indebtedness owing to such Lender by the Borrower hereunder resulting from the funding of the Second Advance. For purposes hereof, each of the promissory notes described in the previous two sentences are referred to individually as a "NOTE" and collectively as the "NOTES", and such references shall include additional promissory notes, if any, evidencing the interests evidenced by the foregoing described Notes (including after assignment of all or part of such interests), payable to the payee named therein or its registered assigns.

         SECTION 2.3. OPTIONAL PREPAYMENT. The Borrower may prepay the Loan at any time, in whole only (and not in part), without premium or penalty, upon at least five Business Days' irrevocable notice to the Lender, specifying the date and amount of prepayment. If any such notice is given under this SECTION 2.3, the Borrower shall pay all outstanding principal, together with all accrued and unpaid interest to such date and any other amount payable hereunder or in connection herewith, on the date specified therein. Once prepaid, the obligation of the Lender to make the Loan, as set forth herein, shall terminate and the Borrower may not reborrow any amounts of principal hereunder.

         SECTION 2.4. PAYMENTS.

                  (a) On the Termination Date, the Loan shall be due and payable.

                  (b) 100% of any insurance (including any refunds) and condemnation proceeds shall be applied toward the prepayment of the Loan on each date of receipt of such proceeds.

                  (c) 100% of the Net Proceeds from any Asset Sale shall be applied on each date of receipt of such proceeds toward the prepayment of the Loan.

                  (d) All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without set-off, deduction or counterclaim and shall be made prior to 12:00 noon (Houston, Texas time) on the due date thereof to the Lender at the Lender's office specified in SECTION 8.2, in Dollars and in immediately available funds. If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. Amounts of principal paid on account of the Loan by the Borrower may not be reborrowed.

         SECTION 2.5. INTEREST RATE.

                  (a) The Borrower shall pay to the Lender interest on the unpaid and outstanding principal amount of the Loan and any accrued but unpaid interest thereon for the period commencing on the Closing Date to but excluding the date the Loan shall be paid in full, at an interest rate of 10% per annum (the "INTEREST RATE"); PROVIDED, HOWEVER, such interest rate shall not exceed the maximum rate permitted by applicable law.

                  (b) Interest shall be payable monthly in arrears from and after the Closing Date and on the Termination Date, provided that interest accruing pursuant to SECTION 2.5(c) shall be payable from time to time on demand.

                  (c) In the event an Event of Default has occurred and is continuing hereunder, the outstanding and unpaid principal of the Loan, any accrued and unpaid interest thereon and any other unpaid amount payable hereunder or in connection herewith shall bear interest at a rate of 15% per annum (the "DEFAULT RATE") in each case from the date of such non-payment until such overdue principal, interest, fees, expenses or other amount is paid in full (as well after as before judgment); PROVIDED, HOWEVER, such interest rate shall not exceed the maximum rate permitted by applicable law.

         SECTION 2.6. COMPUTATION OF INTEREST. Interest shall be calculated on the basis of a 360-day year for the actual days elapsed (including the first day but excluding the last day). Each computation by the Lender of interest or fees hereunder shall be conclusive and binding for all purposes, absent manifest error.

         SECTION 2.7. APPLICATION OF PAYMENTS. Borrower irrevocably waives the right to direct the application of any and all payments at any time or times hereafter received by Lender from or on behalf of Borrower, and Borrower irrevocably agrees that Lender shall have the continuing exclusive right to apply any and all such payments against the then due and payable Obligations of Borrower and in repayment of the Loan as Lender may deem advisable. In the absence of specific determination by the Lender with respect thereto, the same shall be applied in the following order: (i) then due and payable fees and expenses; (ii) then due and payable interest payments on the Loan; and (iii) then due and payable principal payments on the Loan.

         SECTION 2.8. SINGLE LOAN. The Loan and all of the other Obligations of Borrower arising under this Agreement and the other Loan Documents shall constitute one general obligation of the Borrower secured, until payment by the Borrower under SECTION 2.3 or 2.4 hereof, by all of the Collateral.

         SECTION 2.9. TAXES. All payments made by the Borrower under this Agreement and the Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority in the United States of America. If any such taxes, levies, imposts, duties, charges, fees deductions or withholdings ("U.S TAXES") are required to be withheld from any amounts payable to the Lender hereunder or under any Note, the amounts so payable to the Lender shall be increased to the extent necessary to yield to the Lender (after payment of all U.S. Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement. Whenever any U.S. Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Lender a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any U.S. Taxes when due to the appropriate taxing authority or fails to remit to the Lender the required receipts or other required documentary evidence, the Borrower shall indemnify the Lender for any incremental taxes, interest or penalties that may become payable by the Lender as a result of any such failure. Notwithstanding anything herein to the contrary, the agreements in this subsection shall survive the termination of this Agreement and the payment of the Loan and all other amounts payable hereunder.

                  Article III - REPRESENTATIONS AND WARRANTIES

         To induce the Lender to enter into this Agreement and to make the Loan, the Borrower hereby represents and warrants as follows:

         SECTION 3.1. FINANCIAL INFORMATION.

                  (a) The Financial Statements of the Borrower and its consolidated Subsidiaries as at September 30, 2000, certified by the Chief Financial Officer of the Borrower, and each other financial statement of the Borrower and its consolidated Subsidiaries delivered to the Lender on or prior to the Closing Date as and when delivered to the Lender fairly presents the consolidated financial condition of the Borrower and its consolidated Subsidiaries as at the date thereof and the consolidated results of their operations for the period then ended, all in accordance with GAAP, consistently applied.

                  (b) Neither the Borrower nor any of its Subsidiaries had at September 30, 2000 any material obligation, contingent liability or liability for taxes, long-term leases or unusual forward or long-term commitment which is not reflected in the balance sheet at such date referred to in SECTION 3.1(A) above or in the notes thereto.

         SECTION 3.2. NO CHANGE. Since the date of the Financial Statements under SECTION 3.1(A) above, there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect. During the period from the date of such Financial Statements to and including the date hereof, no dividends or other distributions have been declared, paid or made upon the Capital Stock of the Borrower nor has any of the Capital Stock of the Borrower been redeemed, retired, purchased or otherwise acquired for value by the Borrower or any of its Subsidiaries.

         SECTION 3.3. EXISTENCE; COMPLIANCE WITH LAW. The Borrower and each of its Subsidiaries (a) is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, (b) has the power and authority, and the legal right, to own and operate property, to lease property and to conduct its business as now, heretofore and proposed to be conducted, (c) is duly qualified and in good standing under the laws of each jurisdiction wherein the failure to be so qualified and in good standing could have a Material Adverse Effect and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, have a Material Adverse Effect.

         SECTION 3.4. SUBSIDIARIES. There currently exist no Subsidiaries of Borrower other than those set forth on SCHEDULE 3.4 hereto, which sets forth all such Subsidiaries, together with their respective jurisdictions of incorporation and the authorized and outstanding Capital Stock of each such Subsidiary, by class and number and percentage of each class legally owned by Borrower or a Subsidiary of Borrower or any other Person, or to be owned by the Closing Date. There are no options, warrants, rights to purchase or similar rights of any nature covering Capital Stock for any such Subsidiary.

         SECTION 3.5. POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS. The execution, delivery and performance by the Borrower and its Subsidiaries of the Loan Documents and all instruments and documents to be delivered by the Borrower and its Subsidiaries, to the extent they are parties thereto, hereunder and thereunder and the creation of all Liens provided for herein and therein: (i) are within Borrower's and its Subsidiaries' corporate power; (ii) have been, or by the Closing Date will be, duly authorized by all necessary or proper corporate action;

(iii) are not in contravention of any provision of the Borrower's or its Subsidiaries' respective certificates or articles of incorporation or by-laws;
(iv) will not violate any law or regulation, or any order or decree of any court or governmental instrumentality; (v) will not conflict with or result in the breach or termination of, constitute a default under or accelerate any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which the Borrower or any of its Subsidiaries is a party or by which Borrower or any of its Subsidiaries or any of their property is bound; (vi) will not result in the creation or imposition of any Lien upon any of the property of Borrower or any of its Subsidiaries other than those in favor of Lender, all pursuant to the Loan Documents; and (vii) do not require the consent or approval of any Governmental Authority or any other Person. At or prior to the Closing Date, each of the Loan Documents shall have been duly executed and delivered for the benefit of or on behalf of Borrower or its Subsidiaries, as the case may be, and each shall then constitute a legal, valid and binding obligation of the Borrower or its Subsidiaries, to the extent they are parties thereto, enforceable against them in accordance with its terms.

         SECTION 3.6. FULL DISCLOSURE.

                  (a) All written statements prepared or furnished by or on behalf of the Borrower in connection with any of the Loan Documents or the consummation of the transactions contemplated thereby do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. There are no facts known (or which should upon the reasonable exercise of diligence be known) to the Borrower that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect and that have not been disclosed herein or in such other documents, certificates and written statements furnished to the Lender for use in connection with the transactions contemplated hereby.

                  (b) All information supplied to the Lender by or on behalf of the Borrower with respect to any of the Collateral (in each case taken as a whole with respect to any particular Collateral) is accurate and complete in all material respects.

         SECTION 3.7. OTHER VENTURES. Neither the Borrower nor any of its Subsidiaries is engaged in any joint venture or partnership with any other Person.

         SECTION 3.8. NO LEGAL BAR. The execution, delivery and performance of the Loan Documents, the borrowings hereunder and the use of the proceeds thereof as contemplated hereby will not violate any Requirement of Law or Contractual Obligation of the Borrower or of any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation.

         SECTION 3.9. NO MATERIAL LITIGATION. Except as set forth in Schedule 3.9, no litigation, dispute, action, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against the Borrower or any Affiliate of the Borrower or against any of its or their properties or revenues, which (a) is with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) could reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any of its properties is subject to any order, writ, judgment or decree of any Governmental Authority.

         SECTION 3.10. NO DEFAULT. Neither the Borrower nor any of its Subsidiaries is in default under or with respect to any Contractual Obligation owed by it and, to the best knowledge of the Borrower, no other party is in default under or with respect to any Contractual Obligation owed to the Borrower or any of its Subsidiaries, other than, in either case, those defaults which individually or in the aggregate could not have a Material Adverse Effect.

         SECTION 3.11. OWNERSHIP OF PROPERTY; LIENS. The Borrower has good record and marketable title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other property, and none of such property is subject to any Lien other than a Permitted Lien.

         SECTION 3.12. INTELLECTUAL PROPERTY. SCHEDULE 3.12 contains a true and complete list of all copyrights, Trademarks, tradenames, service marks, patents and patent applications (collectively, the "INTELLECTUAL PROPERTY") which are owned or used by the Company or which the Company has the right to use. The Company has sufficient title and ownership of all of the Intellectual Property necessary for its business as now conducted and proposed to be conducted without any conflict with or infringement of the rights of others. Except as set forth on SCHEDULE 3.12, there are no outstanding options, licenses or agreements of any kind relating to the Intellectual Property, nor is the Borrower bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other Person or entity. Except as set forth in Schedule 3.9, the Borrower has not received any written communication alleging that it has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other Person or entity. The Borrower is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of the Borrower or that would conflict with Borrower's business as proposed to be conducted. Neither the execution nor delivery of this Agreement or the other Loan Documents, nor the carrying on of the Borrower's business as proposed, will, to the best of the Borrower's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated. The Borrower does not believe it is or will be necessary to utilize any inventions of any of its employees (or people to whom it has made written offers of employment) made prior to or outside the scope of their employment by the Borrower, other than inventions the lack of which would not have a Material Adverse Effect on the business, properties, prospects or financial condition of the Borrower and its Subsidiaries taken as a whole.

         SECTION 3.13. [INTENTIONALLY OMITTED].

         SECTION 3.14. TAXES. Except with respect to its 1999 Federal Income Tax Return, the Borrower has filed or caused to be filed all tax returns that are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower); no tax Lien has been filed, and, to the knowledge of the Borrower, no claim is being asserted, with respect to any such tax, fee or other charge. With respect to the 1999 Federal Income Tax Return, the Borrower expects in good faith that no taxes shall be due and payable.

         SECTION 3.15. FEDERAL REGULATIONS. No part of the proceeds of the Loan will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation G or Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. If requested by the Lender, the Borrower will furnish to the Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-1 or FR Form U-1 referred to in said Regulation G or Regulation U, as the case may be.

         SECTION 3.16. ERISA. Each Plan of the Borrower has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits. Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multi-employer Plan, and neither the Borrower nor any Commonly Controlled Entity would become subject to any liability under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multi-employer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made.

         SECTION 3.17. LABOR MATTERS. There are no strikes or other labor disputes against Borrower or any of its Subsidiaries pending or, to Borrower's knowledge, threatened which would have a Material Adverse Effect. Hours worked by and payment made to employees of Borrower and its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable law dealing with such matters which would have a Material Adverse Effect. All payments due from Borrower or any of its Subsidiaries on account of employee health and welfare insurance which would have a Material Adverse Effect if not paid have been paid or accrued as a liability on the books of Borrower or such Subsidiary.

         SECTION 3.18. INVESTMENT COMPANY ACT, OTHER REGULATIONS. The Borrower is not an "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended. The Borrower is not subject to regulation under any Federal or State statute or regulation (other than Regulation X of the Board of Governors of the Federal Reserve System) which limits its ability to incur Indebtedness.

         SECTION 3.19. OWNERSHIP OF BORROWER.

                  (a) The authorized capital stock of the Borrower consists of 100,000,000 shares of Class A Common Stock, no par value, 20,000,000 shares of Class B Common Stock, no par value, and 10,000,000 shares of blank preferred stock. The issued and outstanding Capital Stock of the Borrower consists solely of 30,259,593 shares of Class A Common Stock. All outstanding shares of Capital Stock of the Borrower are duly authorized, validly issued, fully paid and non-assessable and are free and clear of any liens or encumbrances and are not subject to preemptive rights or rights of first refusal. All outstanding shares of Capital Stock and other securities of the Borrower were issued in compliance with all applicable laws.

                  (b) Except as set forth on SCHEDULE 3.19, there are no options, warrants, calls, rights, commitments or agreements of any character (i) obligating the Borrower to issue, deliver, sell, repurchase or redeem any shares of capital stock or any other securities of the Borrower; or (ii) obligating the Borrower to grant, extend, accelerate the vesting of, change the price of, or otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. Except as set forth on SCHEDULE 3.19, there are no contracts, commitments or agreements of any nature relating to voting, purchase or sale of any of the Borrower's capital stock, including, without limitation, any commitments to issue voting securities, and no agreements to participate in any income of the Borrower.

                  (c) The sale and delivery of the Warrants and the issuance of the shares of common stock upon exercise thereof as contemplated by the Warrant are not subject to any preemptive right, right of first refusal or other right or restriction, except for restrictions pursuant to federal securities laws and state "Blue Sky" laws. Upon delivery of the Warrant in accordance with this Agreement and of the certificate(s) representing the shares of common stock issuable upon exercise thereof in accordance with the Warrant, the Lender will acquire good and marketable title to the Warrants and such shares of common stock, free and clear of any lien, pledge, claim, charge, restriction or other encumbrance and with no title defects, and will be entitled to all the rights of a holder of such Warrants or shares of common stock as applicable..

         SECTION 3.20. ENVIRONMENTAL MATTERS.

                  (a) The facilities and properties owned, leased or operated by the Borrower or any of its Subsidiaries (the "PROPERTIES") do not contain, and have not previously contained, any Materials of Environmental Concern in amounts or concentrations which (i) constitute or constituted a violation of, or (ii) could reasonably be expected to give rise to liability under, any Environmental Law.

                  (b) The Properties and all operations at the Properties are in compliance, and have in the last five years been in compliance, with all applicable Environmental Laws, and there is no contamination at, under or about the Properties or violation of any Environmental Law with respect to the Properties or the business operated by the Borrower or any of its Subsidiaries (the "BUSINESS") which could interfere with the continued operation of the Properties or materially impair the fair saleable value thereof.

                  (c) Neither the Borrower nor any of its Subsidiaries has received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the Business, nor does the Borrower have knowledge or reason to believe that any such notice will be received or is being threatened.

                  (d) Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location which could reasonably be expected to give rise to liability under, any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could reasonably be expected to give rise to liability under, any applicable Environmental Law.

                  (e) No judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Borrower, threatened, under any Environmental Law to which the Borrower or any Subsidiary is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business.

                  (f) There has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of the Borrower or any Subsidiary in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could reasonably be expected to give rise to liability under Environmental Laws.

         SECTION 3.21. INSURANCE. All policies of insurance of any kind or nature of the Borrower and its Subsidiaries, including policies of fire, theft, product liability, public liability, property damage, other casualty, employee fidelity, workers' compensation and employee health and welfare insurance, are in full force and effect and are of a nature and provide such coverage as is customarily carried by companies of the size and character of each such Person and comply with the requirements of SECTION 5.3. The Borrower has not been refused insurance for any material coverage for which it had applied or had any policy of insurance terminated (other than at its request).

         SECTION 3.22. [INTENTIONALLY OMITTED].

         SECTION 3.23. SECURITY INTERESTS. At all times after execution and delivery of each Loan Document by the parties thereto and the satisfaction of the conditions specified in SECTION 4.1, the security interests created in favor of the Lender under the Loan Documents will constitute legal, valid, perfected security interests in all right, title and interest in the Collateral, enforceable against the Borrower and its Subsidiaries, subject to no other Liens, except as expressly permitted hereunder. The Liens granted to the Lender pursuant to the Security Agreement will at the Closing Date be fully perfected first priority Liens in and to the Collateral described therein.

         SECTION 3.24. [INTENTIONALLY OMITTED].

                        Article IV - CONDITIONS PRECEDENT

         SECTION 4.1. CONDITIONS TO THE INITIAL ADVANCE. The agreement of the Lender to make the Initial Advance is subject to the fulfillment, immediately prior to or concurrently with the making of the Initial Advance on the Closing Date, of the following conditions precedent:

                  (a) LOAN DOCUMENTS. The Lender shall have received (a) this Agreement, executed and delivered by a duly authorized officer of the Borrower,
(b) the Note relating to the Initial Advance, executed and delivered by a duly authorized officer of the Borrower and (c) each of the other Loan Documents, each executed and delivered by a duly authorized officer of the Borrower.

                  (b) RELATED AGREEMENTS. The Lender shall have received true and correct copies, certified as to authenticity by the Chief Executive Officer of the Borrower, of the principal documents relating to the transactions contemplated by the Asset Purchase Agreement and such other documents or instruments as may be requested by the Lender to which the Borrower may be a party, all of which shall be in form and substance satisfactory to the Lender.

                  (c) WARRANT. The Borrower shall have issued and delivered to Lender the Warrant;

                  (d) ORGANIZATIONAL DOCUMENTS. The Lender shall have received a true and complete copy of the articles of incorporation, as amended or otherwise modified, and bylaws of the Borrower certified as of a recent date by the Secretary of the Borrower, which shall be in full force and effect and in form and substance satisfactory to the Lender.

                  (e) PROCEEDINGS OF THE BORROWER. The Lender shall have received a copy of the resolutions, in form and substance satisfactory to the Lender, of the Board of Directors of the Borrower, and as applicable its Subsidiaries, authorizing (a) the execution, delivery and performance of this Agreement and the other Loan Documents by the Borrower and, as applicable, its Subsidiaries and (b) the granting by the Borrower and, as applicable, its Subsidiaries of the Liens created pursuant to this Agreement and the other Loan Documents, certified by the Secretary of the Borrower and of the applicable Subsidiaries as of the Closing Date, which certificates shall be in form and substance satisfactory to the Lender and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

                  (f) INCUMBENCY CERTIFICATES. The Lender shall have received a certificate of the Borrower and each of its Subsidiaries, dated the Closing Date, as to the incumbency and signature of the officers of the Borrower and each of its Subsidiaries executing any Loan Document satisfactory in form and substance to the Lender executed by the President or any Vice President and the Secretary or any Assistant Secretary of the Borrower or such applicable Subsidiary.

                  (g) THIRD-PARTY CONSENTS. All governmental, shareholder and third party consents and approvals necessary or advisable in connection with the execution, delivery and performance of this Agreement and the other Loan Documents and the consummation of the transactions contemplated thereby and the making of the Loan and the continuing operations of the Borrower shall have been obtained and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose materially adverse conditions on the making of the Loan.

                  (h) [Intentionally Omitted].

                  (i) NO DEFAULT. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the advance under the Loan as requested to be made on such date.

                  (j) NO INJUNCTION. No law or regulation shall prohibit, and no order, judgment or decree of any Governmental Authority shall enjoin, prohibit or restrain, and no litigation shall be pending or threatened which, in the judgment of the Lender, would enjoin, prohibit, prevent or restrain or impose materially adverse conditions upon (a) the making of the Loan or any advance or
(b) the consummation of the transactions contemplated by any of the Loan Documents.

                  (k) NOTICE OF BORROWING. The Lender shall have received a duly executed Notice of Borrowing with respect to the advance.

                  (l) ABSENCE OF CERTAIN CHANGES. The Lender shall have received a certificate of the Chief Executive Officer of the Borrower, satisfactory in form and substance to the Lender, stating that, as of such date, to the best of his knowledge, after due and reasonable inquiry, no change has occurred in the Business, assets, operations, prospects, or financial or other condition of the Borrower and its Subsidiaries taken as a whole since September 30, 2000 that has had or could reasonably be expected to have a Material Adverse Effect.

                  (m) FEES. The Lender shall have received payment by the Borrower of all fees, costs and expenses incurred by the Lender, including fees, costs and expenses of Lender's outside counsel, that are due and payable under the terms hereof or any of the Loan Documents as of the date of such advance of funds; PROVIDED, that all such fees, costs and expenses may be paid contemporaneously with such advance by agreeing that the amount of such fees, costs and expenses shall be deemed to be part of the principal funded by the Lender with respect to such advance.

                  (n) LEGAL OPINION. The Lender shall have received an executed legal opinion, dated the Closing Date, of Chamberlain Hrdlicka White Williams & Martin, counsel to the Borrower, substantially in the form attached hereto as EXHIBIT D.

                  (o) [Intentionally Omitted].

                  (p) LIEN SEARCHES. The Lender shall have received the results of a recent search by a Person satisfactory to the Lender, of the UCC, judgment and tax lien filings which may have been filed with respect to personal property of the Borrower and its Subsidiaries in each of the jurisdictions and offices where assets of the Borrower or its Subsidiaries are located or recorded, and such search shall reveal no material Liens on any of the assets of the Borrower or its Subsidiaries except for Permitted Liens or Liens to be discharged on or prior to the Closing Date pursuant to documentation in form and substance satisfactory to the Lender.

                  (q) INSURANCE. The Lender shall have received evidence in form and substance satisfactory to it that all of the requirements of SECTION 5.3 shall have been satisfied.

                  (r) [Intentionally Omitted].

                  (s) REPRESENTATIONS AND WARRANTIES. The Lender shall have received a certificate of the Chief Executive Officer that the representations and warrants contained in ARTICLE III are true and correct on and as of such date, before and after giving effect to the advance to be made hereunder on such date and the application of the proceeds therefrom in accordance herewith.

                  (t) APPROVALS. Receipt of all internal approvals of the transactions contemplated by the Loan Documents by the Lender.

                  (u) DUE DILIGENCE. Satisfactory completion of all due diligence with respect to the transactions contemplated by the Loan Documents as deemed necessary by the Lender, in its sole and absolute discretion, and its counsel, including, without limitation, a liquidation valuation of the Collateral pledged by the Borrower to Lender in connection with the transactions contemplated hereunder and under the Loan Documents showing a value in excess of $760,000.

                  (v) ADDITIONAL MATTERS.

                           (i) All corporate and other proceedings, and all
documents, instruments and other tax and legal matters in connection with the transactions contemplated by this Agreement or any other Loan Documents shall be satisfactory in form and substance to the Lender, and the Lender shall have received such other documents and legal opinions in respect of any aspect or consequence of the transactions contemplated hereby or thereby as it shall request.

                           (ii) The borrowing by the Borrower on such date shall
constitute a representation and warranty by the Borrower as of such date that the conditions contained in this SECTION 4.1 have been satisfied.

         SECTION 4.2. CONDITIONS TO THE SECOND ADVANCE. In addition the requirements of SECTION 4.1, the obligation of the Lender to make the Second Advance is subject to the fulfillment, immediately prior to or concurrently with the making of the Second Advance on the date requested therefor by the Borrower, of the following further conditions:

                  (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties contained in ARTICLE III shall be true and correct on and as of such date as though made on and as of such date, before and after giving effect to the advance to be made hereunder on such date and the application of the proceeds therefrom.

                  (b) NO DEFAULT. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the advance under the Loan as requested to be made on such date.

                  (c) ABSENCE OF CERTAIN CHANGES. The Lender shall have received a certificate of the Chief Executive Officer of the Borrower, satisfactory in form and substance to the Lender, stating that, as of such date, to the best of his knowledge, after due and reasonable inquiry, no change has occurred in the Business, assets, operations, prospects, or financial or other condition of the Borrower and its Subsidiaries taken as a whole since the date of the Borrower's most recent Financial Statements delivered to the Lender that could reasonably be expected to have a Material Adverse Effect.

                  (d) NO INJUNCTION. No law or regulation shall prohibit, and no order, judgment or decree of any Governmental Authority shall enjoin, prohibit or restrain, and no litigation shall be pending or threatened which, in the judgment of the Lender, would enjoin, prohibit, prevent or restrain or impose materially adverse conditions upon (a) the making of the Loan or the Second Advance or (b) the consummation of the transactions contemplated by any of the Loan Documents.

                  (e) NOTICE OF BORROWING. The Lender shall have received a duly executed Notice of Borrowing with respect to the advance.

                  (f) CONFIRMATORY DILIGENCE. The Lender shall have received evidence satisfactory to it in its sole and absolute discretion that (i) the Borrower's issuance of the Warrant as contemplated hereunder is not (and was not) in violation of any rights, arising by contract or otherwise, of the holders of any of its debt or equity securities or of the rights to purchase such debt or equity securities of the Borrower; (ii) all filings, recordings, registrations and other actions, including, without limitation, the filing of duly executed financing statements on form UCC-1, necessary or in the opinion of the Lender, desirable to perfect the Liens on and security interests in the Collateral having the priorities set forth in this Agreement and the other Loan Documents shall have been made and completed; and (iii) the Borrower is incorporated and in good standing in the jurisdiction of its incorporation and is qualified as a foreign corporation and in good standing in all other jurisdictions in which it is qualified to transact business (such evidence to be provided by the delivery to the Lender by Borrower of governmental certificates, dated the most recent practicable date after the Closing Date, showing such qualification).

                  (g) ISSUANCE OF PRESS RELEASE. The Borrower shall have issued a press release announcing the sale of its fax broadcasting operations to I-Media Group, Inc. pursuant to the Asset Purchase Agreement.

                  (h) COMMITMENT. The aggregate unpaid principal amount of the Loan shall not exceed, and after giving effect to the Second Advance will not exceed, the amount committed to be loaned by the Lender to the Borrower under
SECTION 2.1.

                  (i) DELIVERY OF NOTE. The Lender shall have received the Note relating to the Second Advance, executed and delivered by a duly authorized officer of the Borrower.

                  (j) FEES. The Lender shall have received payment by the Borrower of all fees, costs and expenses incurred by the Lender, including fees, costs and expenses of Lender's outside counsel, that are due and payable under the terms hereof or any of the Loan Documents as of the date of such advance of funds; PROVIDED, that all such fees, costs and expenses may be paid contemporaneously with such advance by agreeing that the amount of such fees, costs and expenses shall be deemed to be part of the principal funded by the Lender with respect to such advance.

                  (k) ADDITIONAL MATTERS.

                           (i) All corporate and other proceedings, and all
documents, instruments and other tax and legal matters in connection with the transactions contemplated by this Agreement or any other Loan Documents shall be satisfactory in form and substance to the Lender, and the Lender shall have received such other documents and legal opinions in respect of any aspect or consequence of the transactions contemplated hereby or thereby as it shall request.

                           (ii) The borrowing by the Borrower on such date shall
constitute a representation and warranty by the Borrower as of such date that the conditions contained in this SECTION 4.2 have been satisfied.

                        Article V - AFFIRMATIVE COVENANTS

         The Borrower hereby agrees that, so long as the Loan remains in effect or any amount is owing to the Lender hereunder or under any other Loan Document, the Borrower shall, and shall cause each of its Subsidiaries to:

         SECTION 5.1. DELIVERY OF FINANCIAL INFORMATION. Furnish to the Lender, within 30 days after the end of each fiscal quarter, Financial Statements for the fiscal quarter then ended, setting forth financial information regarding the Borrower and its Subsidiaries, certified by the Chief Financial Officer of the Borrower, prepared in conformity with GAAP and certified by an officer of the Borrower with responsibility for financial matters as being fairly stated in all material respects (subject to normal year-end audit adjustments); and provide to Lender any additional financial information that the Lender requests.

         SECTION 5.2. CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE. Continue to engage in Business of the same general type as now conducted by it or permitted by SECTION 6.14 and preserve, renew and keep in full force and effect its existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its Business except as otherwise permitted pursuant to Section 6.4; and comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, have a Material Adverse Effect.

         SECTION 5.3. MAINTENANCE OF PROPERTY; INSURANCE. Keep all property useful and necessary in its business in good working order and condition; maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks as are customarily insured against in the same general area by companies engaged in the same or a similar business, with the loss payable clause for the benefit of the Lender; furnish to the Lender, upon written request, full information as to the insurance carried; and pay, and cause each of its Subsidiaries to pay, all insurance premiums payable by them on or before the respective due dates therefor.

         SECTION 5.4. INSPECTION OF PROPERTY; BOOKS AND RECORDS; DISCUSSIONS. Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and permit representatives of the Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may be desired and to discuss the business, operations, properties and financial and other condition of the Borrower and its Subsidiaries with officers and employees of the Borrower and its Subsidiaries and with its independent certified public accountants.

         SECTION 5.5. NOTICES. Promptly give notice to the Lender of:

                  (a) the occurrence of any Default or Event of Default;

                  (b) any litigation, investigation or proceeding which may exist at any time between the Borrower or any of its Subsidiaries and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, could have a Material Adverse Effect;

                  (c) any litigation or proceeding (including, without limitation, in connection with or relating to any Intellectual Property) affecting the Borrower or any of its Subsidiaries;

                  (d) the following events, as soon as possible and in any event within 15 days after the Borrower knows or has reason to know thereof (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, reorganization or insolvency of, any Multi-employer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multi-employer Plan with respect to the withdrawal from, or the terminating, reorganization or insolvency of, any Plan; and

                  (e) any material adverse change in the business, assets, property, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole.

         Each notice pursuant to this subsection shall be accompanied by a statement of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower proposes to take with respect thereto.

         SECTION 5.6. ENVIRONMENTAL LAWS. Comply with all applicable Environmental Laws and obtain and comply with and maintain any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws except to the extent that failure to do so could not have a Material Adverse Effect; and conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws.

         SECTION 5.7. LENDER'S FEES. Borrower shall pay to Lender, on demand, any and all fees, costs or expenses that are the obligation of the Borrower to pay the Lender hereunder.

         SECTION 5.8. FURTHER ASSURANCES. Promptly upon request by the Lender, execute, deliver, acknowledge, file, re-file, register and re-register any and all such further acts, security agreements, assignments, estoppel certificates, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances, Federal Reserve Forms U-1 or G-3 or similar forms and other instruments as the Lender may reasonably require from time to time in order (a) to carry out more effectively the purposes of this Agreement or any other Loan Document, (b) to subject to the Liens created by any of the Loan Documents any of the properties, rights or interests described in or intended to be covered by any Loan Document, (c) to establish and maintain the validity, effectiveness, perfection and priority of any Loan Document or any Liens intended to be created thereby, or (d) to better assure, convey, grant, assign, transfer, preserve, protect and confirm to the Lender the rights granted or now or hereafter intended to be granted to the Lender under any Loan Document or under any other instrument executed in connection therewith.

                         Article VI - NEGATIVE COVENANTS

         Except for as is required by the terms and conditions of the Asset Purchase Agreement, the Borrower hereby agrees that, so long as any amount is owing to the Lender hereunder or under any other Loan Document, the Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

         SECTION 6.1. LIMITATION ON INDEBTEDNESS. Create, incur, assume or suffer to exist any Indebtedness, except Indebtedness of the Borrower under this Agreement.

         SECTION 6.2. LIMITATION ON LIENS. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

                  (a) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in conformity with GAAP;

                  (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business, which are not overdue for a period of more than 20 days or which are being contested in good faith by appropriate proceedings with adequate reserves therefor;

                  (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

                  (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business; and

                  (e) Liens created under any Loan Document.

         SECTION 6.3. LIMITATION ON GUARANTEE OBLIGATIONS. Create, incur, assume or suffer to exist any Guarantee Obligation other than any Guarantee Obligations under any of the Loan Documents.

         SECTION 6.4. LIMITATION ON FUNDAMENTAL CHANGES. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), form any Subsidiary or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, or make any material change in its present method of conducting business, including any Change of Control.

         SECTION 6.5. LIMITATION ON SALE OF ASSETS. Borrower shall not and shall not permit any Subsidiary of Borrower to sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, except the sale or other disposition of obsolete or worn out property in the ordinary course of business or except if the Net Proceeds of each such transaction are applied to the prepayment of the Loan as provided in SECTION 2.4(c).

         SECTION 6.6. LIMITATION ON RESTRICTED PAYMENTS. Make any Restricted Payments except as otherwise approved by the Lender in writing.

         SECTION 6.7. LIMITATION ON INVESTMENTS, LOANS AND ADVANCES. Make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or make any other investment in, any Person, except:

                  (a) investments in accounts or notes receivable or other claims arising from the sale or lease of goods or services in the ordinary course of business; or

                  (b) investments in Cash Equivalents.

         SECTION 6.8. LIMITATION ON CANCELLATION OF INDEBTEDNESS. Borrower shall not and shall not permit any Subsidiary of Borrower to cancel any claim or debt owing to it, except for reasonable consideration and in the ordinary course of business.

         SECTION 6.9. LIMITATION ON TRANSACTIONS WITH AFFILIATES. Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction is otherwise permitted under this Agreement.

         SECTION 6.10. LIMITATION ON SALES AND LEASEBACKS. Enter into any arrangement with any Person providing for the leasing by the Borrower of real or personal property which has been or is to be sold or transferred by the Borrower to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower.

         SECTION 6.11. [Intentionally omitted].

         SECTION 6.12. LIMITATION ON CHANGES TO CAPITAL STRUCTURE. Borrower shall not make or permit any Subsidiary of Borrower to make any changes in its capital structure (including, without limitation, in the terms of its outstanding Capital Stock), amend its certificate of incorporation or by-laws, or make or permit any Subsidiary of Borrower to make any changes in any of its business objectives, purposes, or operations which might in any way adversely affect the repayment of or Borrower's ability to repay the Obligations or have a Material Adverse Effect.

         SECTION 6.13. LIMITATION ON EVENTS OF DEFAULT. Borrower shall not and shall not permit any Subsidiary of Borrower to take or omit to take any action, which act or omission would constitute (i) a default or an event of default pursuant to, or noncompliance with any of, the terms of any of the Loan Documents or (ii) a material default or an event of default pursuant to, or noncompliance with any other contract, lease, mortgage, deed of trust or instrument to which it is a party or by which it or any of its property is bound, or any document creating a Lien, unless any such default, event of default or non-compliance, individually or in the aggregate, would not have a Material Adverse Effect.

         SECTION 6.14. LIMITATION ON LINES OF BUSINESS. Enter into any business, either directly or through any Subsidiary, except for those businesses in which the Borrower is engaged on the date of this Agreement.

         SECTION 6.15. LIMITATION ON USE OF PROCEEDS. Use the proceeds of the Loan for any purpose other than (i) to pay fees, costs and expenses or otherwise make any payments owing to the Lender hereunder, (ii) to make payments to employees in the ordinary course of the Borrower's Business consistent with the Borrower's payroll practices and (iii) to make payments with respect to amounts owed pursuant to trade payables as of the date of the respective advance under the Loan.

                         Article VII - EVENTS OF DEFAULT

         SECTION 7.1. EVENTS OF DEFAULT. The occurrence of any one or more of the following events (regardless of the reason therefor) shall constitute an "EVENT OF DEFAULT" hereunder:

                  (a) the Borrower shall fail to pay any principal of the Loan when due in accordance with the terms hereof, or the Borrower shall fall to pay any interest on the Loan, any fees or other amount payable hereunder, within five days after any such interest or other amount becomes due in accordance with the terms hereof;

                  (b) any representation or warranty made or deemed made by the Borrower or any Subsidiary herein or in any other Loan Document or which is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made;

                  (c) the Borrower or any other Loan Party shall default in the observance or performance of any other covenant or provision contained in this Agreement or any other Loan Document;

                  (d) a default shall occur under any other agreement, document or instrument to which any Loan Party is a party or by which any Loan Party or any Loan Party's property is bound, and such default (i) involves the failure to make any payment (whether of principal, interest or otherwise) due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) in respect of any Indebtedness of any Loan Party in an amount exceeding $50,000 individually or $750,000 in the aggregate, or (ii) causes (or permits any holder of such Indebtedness or a trustee to cause) such Indebtedness or a portion thereof in an aggregate amount exceeding $50,000, to become due prior to its stated maturity or prior to its regularly scheduled dates of payment;

                  (e) (i) any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the opinion of the Lender, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Borrower or any Commonly Controlled Entity shall, or in the opinion of the Lender is likely to, incur any liability in connection with a withdrawal from, or the insolvency or reorganization of, a Multi-employer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could have a Material Adverse Effect;

                  (f) one or more judgments or decrees shall be entered against the Borrower or any of its Affiliates involving in the aggregate a liability (not paid or fully covered by insurance) of $10,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof;

                  (g) the Borrower shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due;

                  (h) the Borrower or any of its Affiliates shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner, liquidator or the like of itself or of all or any substantial part of its Property (whether now owned or hereafter acquired), (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the United States Bankruptcy Code (as now or hereafter in effect, the "BANKRUPTCY CODE"), (iv) institute any proceeding or file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, winding-up or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code, or (vi) take any corporate, partnership or similar such action for the purpose of authorizing any of the foregoing;

                  (i) a proceeding or case shall be commenced, without the application, approval or consent of the Borrower or any Affiliate of the Borrower in any court of competent jurisdiction, seeking (i) the Borrower or such Affiliate's reorganization, liquidation, dissolution, arrangement or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a receiver, custodian, trustee, examiner, liquidator or the like of the Borrower or any Affiliate of the Borrower or of all or any substantial part of its Property (whether now owned or hereafter acquired), or (iii) similar relief in respect of the Borrower or any Affiliate of the Borrower under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 45 or more days; or an order for relief against the Borrower or any Affiliate of the Borrower shall be entered in an involuntary case under the Bankruptcy Code;

                  (j) the Loan Documents shall, for any reason, cease to create a valid Lien on any of the Collateral purported to be covered by such Lien;

                  (k) any material provision of any Loan Document shall, for any reason, cease to be valid and binding on the Borrower or any Subsidiary or the Borrower or any Subsidiary shall so state in writing;

                  (l) any event that has a Material Adverse Effect shall occur; and

                  (m) the Lender receives any indication or evidence that the Borrower may have directly or indirectly been engaged in any type of activity that the Lender, in its reasonable discretion, determines might result in the forfeiture of any material property of the Borrower to any Governmental Authority.

         SECTION 7.2. REMEDIES. If any Event of Default shall have occurred and be continuing, Lender may, without notice, declare all Obligations to be forthwith due and payable, whereupon all Obligations shall become and be due and payable, without presentment, demand, protest or further notice of any kind, all of which are expressly waived by the Borrower; PROVIDED, HOWEVER, that upon the occurrence of an Event of Default specified in SECTIONS 7.1(g), (h) or (i) hereof, the Obligations shall immediately become due and payable without declaration, notice or demand by the Lender.

         SECTION 7.3. RIGHTS NOT EXCLUSIVE. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers or privileges or remedies provided by law or in equity, or under any other instrument, document or agreement.

                          Article VIII - MISCELLANEOUS

         SECTION 8.1. COMPLETE AGREEMENT; MODIFICATION OF AGREEMENT. The Loan Documents constitute the complete agreement between the parties with respect to the subject matter hereof and, except as the Lender may be permitted by the UCC, may not be modified, altered or amended except by an agreement in writing signed by Borrower and Lender. Borrower may not sell, assign or transfer any of the Loan Documents or any portion thereof, including, without limitation, Borrower's rights, title, interests, remedies, powers and duties hereunder or thereunder. Borrower hereby consents to Lender's and each Assignee Lender's sale of participations, assignment, transfer or other disposition, at any time or times, of any of the Loan Documents or of any portion thereof or interest therein, including, without limitation, Lender's and each Assignee Lender's rights, title, interests, remedies, powers or duties thereunder, whether evidenced by a writing or not. Borrower agrees that it will use its best efforts to assist and cooperate with Lender in any manner reasonably requested by Lender to effect the sale of participations in or assignments of any of the Loan Documents or of any portion thereof or interest therein, including, without limitation, assistance in the preparation of appropriate disclosure documents or placement memoranda.

                  In the event Lender or any Assignee Lender assigns or otherwise transfers all or any part of the Notes, Borrower shall, upon the request of Lender or such Assignee Lender, issue new Notes to effectuate such assignment or transfer.

                  Lender may sell, assign, transfer or negotiate to one or more other lenders, commercial banks, insurance companies, other financial institutions or any other Person all or a portion of its rights and obligations under any Note or other Loan Document held by such Lender and this Agreement; PROVIDED, HOWEVER, that the acceptance of such assignment by any assignees shall constitute the agreement of such assignee to be bound by the terms of such agreement applicable to Lender. From and after the effective date of such an assignment, (x) the assignees thereunder shall, in addition to the rights and obligations hereunder held by it immediately prior to such effective date, have the rights and obligations hereunder that have been assigned to it pursuant to such assignment and (y) the assignors thereunder shall relinquish its rights and be released from its obligations under the Loan Document to the extent of the rights and obligations that are assigned (and, in the case of an assignment and acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

         No waiver of any provision of this Agreement or the Notes or any other Loan Document, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         SECTION 8.2. NOTICES. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made (a) in the case of delivery by hand, when delivered, (b) in the case of delivery by mail, three days after being deposited in the U.S. mail, postage prepaid, or (c) in the case of delivery by facsimile transmission, when sent and receipt has been confirmed, addressed as follows, or to such other address as may be hereafter notified by the respective parties hereto:

         The Borrower:

         CyNet, Inc.
         12777 Jones Road, Suite 400
         Houston, Texas 77070
         Attention:   Samuel C. Beale,
                      Vice President, General Counsel and Secretary
         Fax:  (281) 894-7952

         With a copy to:

         Chamberlain Hrdlicka White Williams & Martin
         1200 Smith Street, Suite 1400
         Houston, Texas 77002
         Attn:  James J. Spring III
         Fax:  (713) 658-2553

         The Lender:

         Compaq Computer Corporation
         20555 SH 249
         Houston, Texas  77070
         Attention:  Kyle Doda
         Fax:  (281) 518-1388

         With a copy to:

         Weil, Gotshal & Manges LLP
         700 Louisiana, Suite 1600
         Houston, Texas 77002
         Attention:  Charles E. Harrell
         Fax:  (713) 224-9511

PROVIDED that any notice, request or demand to or upon the Lender pursuant to
SECTION 2.1(b) or 2.3 shall not be effective until actually received by the Lender.

         SECTION 8.3. NO WAIVER; CUMULATIVE REMEDIES. No failure to exercise and no delay in exercising, on the part of the Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided herein and in the other Loan Documents are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

         SECTION 8.4. SURVIVAL. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loan hereunder. Except as otherwise expressly provided for in the Loan Documents, no termination or cancellation (regardless of cause or procedure) of any financing arrangement under this Agreement shall in any way affect or impair the powers, obligations, duties, rights and liabilities of Borrower or the rights of Lender relating to any transaction or event occurring prior to such termination. Except as otherwise expressly provided herein or in any other Loan Document, all undertakings, agreements, covenants, warranties and representations contained in the Loan Documents shall survive such termination or cancellation and shall continue in full force and effect until such time as all of the Obligations have been paid in full in accordance with the terms of the agreements creating such Obligations, at which time the same shall terminate.

         SECTION 8.5. PAYMENT OF EXPENSES AND TAXES; INDEMNIFICATION.

                  (a) The Borrower agrees (i) to pay or reimburse the Lender for all of its reasonable costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation due diligence expenses, consultant's fees and expenses, travel expenses and the fees and disbursements of counsel, (ii) to pay or reimburse the Lender for all its costs and expenses incurred in connection with the enforcement, monitoring or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including, without limitation, the fees and disbursements of counsel to the Lender, (iii) to pay, indemnify, and hold the Lender harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents and (iv) to pay, indemnify, and hold the Lender and its Affiliates and each of the Lender's and its Affiliates' respective officers, directors, employees, agents and representatives (including all professionals) (each an "INDEMNIFIED PARTY") harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents or the use of the proceeds of the Loan and any such other documents (all the foregoing in this clause (iv) collectively, the "INDEMNIFIED LIABILITIES"), PROVIDED, HOWEVER, that the Borrower shall have no obligation hereunder to the Lender with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of the Lender. Notwithstanding anything herein to the contrary, the agreements in this SECTION 8.5 shall survive repayment of the Loan and all other amounts payable hereunder and the termination of this Agreement.

                  (b) Promptly after receipt by an Indemnified Party under this
SECTION 8.5 of notice of any claim or the commencement of any action, the Indemnified Party shall, if a claim in respect thereof is to be made against the Borrower, notify the Borrower in writing of the claim or the commencement of that action; PROVIDED, HOWEVER, that the failure to notify the Borrower shall not relieve it from any liability which it may have under this SECTION 8.5 except to the extent it has been materially prejudiced by such failure and, PROVIDED FURTHER, that the failure to notify the Borrower shall not relieve it from any liability which it may have to an Indemnified Party otherwise than under this SECTION 8.5. If any such claim or action shall be brought against an Indemnified Party, and it shall notify the Borrower thereof, the Borrower shall be entitled to participate therein and, to the extent that it wishes, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party. After notice from the Borrower to the Indemnified Party of its election to assume the defense of such claim or action, the Borrower shall not be liable to the Indemnified Party under this SECTION 8.5 for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; PROVIDED, HOWEVER, the Borrower shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless (i) the employment of such counsel has been specifically authorized by the Borrower in writing, or
(ii) such Indemnified Party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Borrower and in the reasonable judgment of such counsel it is advisable for such Indemnified Party to employ separate counsel or (iii) the Borrower has failed to assume the defense of such action and employ counsel reasonably satisfactory to the Indemnified Party, in which case, if such Indemnified Party notifies the Borrower in writing that it elects to employ separate counsel at the expense of the Borrower, the Borrower shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to one local counsel) at any time for all such Indemnified Parties, which firm shall be designated in writing by the Lender. The Borrower shall not (i) without the prior written consent of the Indemnified Parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the Indemnified Parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each Indemnified Party from all liability arising out of such claim, action, suit or proceeding or (ii) be liable for any settlement of any such action effected without its written consent, but if settled with the consent of the Borrower or if there be a final judgment of the plaintiff in any such action, the Borrower agrees to indemnify and hold harmless any Indemnified Party from and against any loss or liability by reason of such settlement or judgment.

         SECTION 8.6. ADJUSTMENTS; SET-OFF. In addition to any rights and remedies of the Lender provided by law, the Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Lender to or for the credit or the account of the Borrower. The Lender agrees promptly to notify the Borrower after any such set-off and application made by the Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

         SECTION 8.7. COUNTERPARTS. This Agreement and the other Loan Documents may be executed in any number of separate counterparts (including by facsimile transmission), each of which shall, collectively and separately, be deemed to constitute one and the same instrument.

         SECTION 8.8. SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         SECTION 8.9. GOVERNING LAW. THIS AGREEMENT, THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND ALL CLAIMS THAT MAY ARISE HEREUNDER, WHETHER SOUNDING IN CONTRACT OR TORT, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS, EXCLUDING ITS CONFLICT OF LAWS RULES (TO THE EXTENT SUCH RULES WOULD APPLY THE LAW OF ANOTHER JURISDICTION).

         SECTION 8.10. SUBMISSION TO JURISDICTION; WAIVERS. The Borrower hereby irrevocably and unconditionally:

                  (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of Texas, the courts of the United States of America for the Southern District of Texas, and appellate courts from any thereof,

                  (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                  (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Borrower at its address set forth in SECTION 8.2 or at such other address of which the Lender shall have been notified pursuant thereto;

                  (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                  (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary, punitive or consequential damages.

         SECTION 8.11. ACKNOWLEDGMENTS. The Borrower hereby acknowledges that:

                  (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

                  (b) the Lender does not have any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Lender and the Borrower in connection herewith or therewith is solely that of debtor and creditor, and

                  (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Borrower and the Lender.

         SECTION 8.12. WAIVERS OF JURY TRIAL. THE BORROWER AND THE LENDER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN. THE BORROWER AND THE LENDER AGREE THAT

ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY THE COURT WITHOUT A JURY. THIS WAIVER SHALL APPLY TO EACH FUTURE AMENDMENT, RENEWAL, SUPPLEMENT OR MODIFICATION OF ANY LOAN DOCUMENT AND TO EACH FUTURE LOAN DOCUMENT.

         SECTION 8.13. CONFLICT OF TERMS. Except as otherwise provided in this Agreement or any of the other Loan Documents by specific reference to the applicable provisions of this Agreement, if any provision contained in this Agreement is in conflict with, or inconsistent with, any provision in any of the other Loan Documents, the provision contained in this Agreement shall govern and control.

         SECTION 8.14. SECTION TITLES. The Section titles and Table of Contents contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not part of the agreement between the parties hereto.

         SECTION 8.15. PARTIES. This Agreement and the other Loan Documents shall be binding upon, and inure to the benefit of, the successors of Borrower and the Lender and any Assignee Lender and the assigns, transferees and endorsees of Lender and any Assignee Lenders.

         SECTION 8.16. AUTHORIZED SIGNATURE. Until the Lender is notified by Borrower to the contrary, the signature upon any document or instrument delivered hereunder or pursuant hereto or under or pursuant to any of the other Loan Documents of an officer of Borrower listed in SCHEDULE 8.16 hereto shall bind the Borrower and be deemed to be the act of Borrower affixed pursuant to and accordance with resolutions duly adopted by the Borrower's Board of Directors.

         SECTION 8.17. USURY SAVINGS CLAUSE.

                  (a) It is the intention of the parties hereto to comply with applicable usury laws (now or hereafter enacted); accordingly, notwithstanding any provision to the contrary in this Agreement, the Notes, any of the other Loan Documents or any other document related hereto or thereto, in no event shall this Agreement or any such other document require the payment or permit the collection of interest in excess of the maximum amount permitted by such laws. If from any circumstances whatsoever, fulfillment of any provision of this Agreement, the Notes, any of the other Loan Documents or of any other document pertaining hereto or thereto, shall involve transcending the limit of validity prescribed by applicable law for the collection or charging of interest, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any such circumstances the Lender shall ever receive anything of value as interest or deemed interest by applicable law under this Agreement, the Notes, any of the other Loan Documents or any other document pertaining hereto or otherwise an amount that would exceed the highest lawful rate, such amount that would be excessive interest shall be applied to the reduction of the principal amount owing under the Notes or on account of any other Obligations of the Borrower, and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal of such Obligations, such excess shall be refunded to the Borrower. In determining whether or not the interest paid or payable with respect to any Obligations of the Borrower to the Lender, under any specified contingency, exceeds the Highest

Lawful Rate, the Borrower and the Lender shall, to the maximum extent permitted by applicable law, (i) characterize any non-principal payment as an expense, fee or premium rather than as interest, (ii) exclude voluntary prepayments and the effects thereof, (iii) amortize, prorate, allocate and spread the total amount of interest throughout the full term of such Obligation so that interest thereon does not exceed the maximum amount permitted by applicable law, and/or (iv) allocate interest between portions of such Obligation, to the end that no such portion shall bear interest at a rate greater than that permitted by applicable law.

                  (b) To the extent that Article 5069-1.04 of the Texas Revised Civil Statutes is relevant to the Lender for the purpose of determining the Highest Lawful Rate, the Lender hereby elects to determine the applicable rate ceiling under such Article by the indicated (weekly) rate ceiling from time to time in effect. Nothing set forth in this SECTION 8.17 is intended to or shall limit the effect or operation of SECTION 8.9.

                  (c) For purposes of this SECTION 8.17, "HIGHEST LAWFUL RATE" shall mean the maximum rate of nonusurious interest that may be contracted for, taken, reserved or received on the Loan under laws applicable to the Lender.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                     CYNET, INC., as the Borrower


                                     By: /s/ Vincent W. Beale, Sr.
                                        ----------------------------------------
                                        Name: Vincent W. Beale, Sr.
                                             -----------------------------------
                                        Title: Chairman and CEO
                                              ----------------------------------


                                     COMPAQ COMPUTER CORPORATION, as Lender


                                     By: /s/ Linda S. Auwers
                                        ----------------------------------------
                                        Name: Linda S. Suwers
                                             -----------------------------------
                                        Title: Vice President, Associate
                                               General Counsel and Corporate
                                               Secretary
                                              ----------------------------------

                                    EXHIBIT B

                               NOTICE OF BORROWING

                              ____________, 200[_]

Compaq Computer Corporation
20555 SH 249
Houston, Texas 77070
Attention:______________

Gentlemen:

         The undersigned, Cynet, Inc., refer to the Loan Agreement, dated as of December 28, 2000, among the undersigned, and Compaq Computer Corporation (said agreement, as it may be amended or otherwise modified from time to time, being the "Loan Agreement" and capitalized terms not defined herein but defined therein being used herein as therein defined), and hereby give you notice, irrevocably, pursuant to Section 2.1(b) of the Loan Agreement that the undersigned hereby request the [Initial Advance] [Second Advance] under the Loan Agreement, and in that connection set forth below the information relating to such Borrowing (the "Proposed Borrowing").

         The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing, before and after giving effect thereto and to the application of the proceeds therefrom:

                  (A) the representations and warranties of the undersigned set forth in Article III of the Loan Agreement and in each other Loan Document are true and correct in all material respects on and as of each such date with the same effect as though made on and as of each such date (or, to the extent such representations and warranties expressly relate to an earlier date, on and as of such earlier date);

                  (B) CyNet, Inc. is in compliance in all material respects with all of the terms and provisions set forth in the Loan Agreement and in each other Loan Documents on its part to be observed or performed; and

                  (C) no Default or Event of Default will result from the Proposed Borrowing.

                                Very truly yours,

                                CYNET, INC.

                                By:
                                   ---------------------------------------------
                                   Name:     Samuel C. Beale

                                   Title:   Vice President, General Counsel and
                                            Corporate Secretary